UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 8, 2006

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 800
Bethesda, MD 20817
(Address of Principal Executive Offices) (Zip Code)

(240) 744-1150
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

On November 8, 2006, an affiliate of DiamondRock Hospitality Company completed its acquisition of the 311-room Conrad Hotel in Chicago, Illinois (the “Chicago Conrad”) for a total purchase price of $117.5 million.  We acquired the Chicago Conrad from an affiliate of Lodging Capital Partners. We funded the acquisition entirely with cash on hand.

Conrad Hotels USA, Inc., an affiliate of Hilton Hotels Corporation, will manage the hotel for us under an existing 10 year management agreement.

ITEM 9.01.  Financial Statements and Exhibits.

          (a)          Financial Statements of Business Acquired.

To the extent required by this item, financial statements for Chicago Conrad will be filed as an amendment to this report on Form 8-K/A as soon as practicable but no later than 71 calendar days after the latest date on which this initial Form 8-K is required to be filed.

          (b)          Pro Forma Financial Information.

To the extent required by this item, pro forma financial information for Chicago Conrad will be filed as an amendment to this report on Form 8-K/A as soon as practicable but no later than 71 calendar days after the latest date on which this initial Form 8-K is required to be filed.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Date: November 8, 2006	By:	/s/ Michael D. Schecter

Michael D. Schecter
Executive Vice President, General Counsel and Corporate Secretary